EMPLOYMENT AGREEMENT AND COMPENSATION PACKAGE FOR JASON M. ROTH, as Sr. Vice President & Director of Business Development FOR AMERICAN SCIENTIFIC RESOURCES, INC.

AGREEMENT, dated this 10th day of September, 2009 (this "Agreement") between AMERICAN SCIENTIFIC RESOURCES, INC. ("ASR"), a Nevada corporation, having its executive offices at 83 South Putts Corner Road, New Paltz, NY 12561 and Jason Roth, an individual, with an address at 6535 Chagrin River Rd, Bentleyville Ohio 44022 ("ROTH")

WITNESSTH:

WHEREAS, ASR and Roth desire to enter into Agreement relating to the employment of ROTH, as Sr. Vice President & Director of Business Development of ASR;

NOW, THEREFORE, in consideration of the covenants and agreement se forth herein, the parties agree as follows:

Definitions:

Type 1 Sales: With respect to any products that exist as the property or license of ASR prior to the date of this Agreement, any sale that occurs after the date of this Agreement.

Type 2 Sales: With respect to any products that are introduced to ASR by Jason Roth (including a non contact thermometer, other than the "Thermofocus" device, identified and developed by Jason Roth) and become the property of or are licensed to ASR after the date of this Agreement, any sale that occurs after the date of this Agreement.

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Type 3 Sales: With respect to any products brought in by any 3rd party to ASR, not introduced to ASR by Mr. Roth, sales of these products will only count towards any and all benchmarks if actively promoted and marketed by Jason Roth.

ARTICLE 1
SCOPE OF EMPLOYMENT

1. ASR hereby agrees to employ ROTH, and ROTH hereby agrees to accept employment with ASR and agrees to serve, upon the terms and conditions herein contained, as the company's Sr. Vice President & Director of Business Development.

2. The term of the employment under this agreement commenced 14th day of August, 2009, and shall continue until 14th day of August 2019 (hereinafter referred to as the "Employment Term")

3. ROTH will devote his best efforts and services to the business and affairs of ASR.

4. ROTH will oversee all subsidiaries of ASR, including but not limited to: KidzMed, Inc and Heart Smart, Inc. & and new corporations formed within the ASR umbrella of companies

5. ROTH will be directly responsible for all new business negotiations on behalf of ASR.

6. ROTH will assist in quarterly financial reports for presentation to all Board members.

7. ROTH will assist in raising capital for ASR.

8. If during the employment term, ASR materially breaches any provision of this agreement, ROTH may at any time after such breach, terminate his employment hereunder upon thirty (30) days advanced written notice to ASR, which termination shall be deemed for all purposes under the Agreement to be a dismissal of ROTH by ASR without cause and ROTH shall be entitled to receive the termination payments provided for herein and the shares subscription shall immediately vest and become exercisable upon the giving of such notice based upon the terms set forth herein.

9. Proprietary Rights. The parties hereto have entered into an Employee's Certificate and Assignment in the form attached hereto as Exhibit A.

ARTICLE II
SALARY

1. ROTH shall be entitled to receive a base salary equal to the payment of $10,000 per month upon the receipt by ASR of $500,000 in the combined aggregate or new capital or revenue from sales ("First Trigger"); Upon the receipt by ASR of $2,500,000 in the combined aggregate of new capital or revenue from sales ("Second Trigger") this payment shall become $20,000 per month. The $10,000 in salary shall accrue, for no longer than 6 months, and be payable to ROTH in full when the First Trigger is reached, thereafter his $10,000 salary shall remain current and be payable on an ongoing basis until he reaches the Second Trigger.

2. ASR may, at its discretion, increase ROTH's per annum base salary at any time.

ARTICLE IV
TERMINATION

Notwithstanding any other provision of this Agreement, prior to the end of the employment term, ASR may terminate the executive's employment only by giving not less than ninety (90) days advance written notice to ROTH. In the event that ROTH's employment is terminated by ASR (other than for cause as hereinafter defined), prior to the end of the employment term, ROTH shall be entitled to receive compensation for One Hundred Twenty (120) days from the date of the Notice, as set forth herein, as if he were still employed by ASR. Such compensation shall include any bonuses that may have accrued.

In addition, in such event ASR shall cause the executive to be provided during the aforesaid one hundred and twenty (120) day period, with benefits equivalent to employee benefits under any and all plans providing benefits for ASR's employees generally.

ARTICLE V
DEATH OR PERMANENT DISABILITY

In the event of ROTH's permanent disability (defined as ROTH's inability to perform his duties under the terms of the employment agreement for a period in excess of 120 days), during his employment hereunder, ROTH shall continue to receive annual compensation equal to ROTH's then current base salary for a period of One Hundred Twenty (120) days from the date of the onset of ROTH's disability.

In the event of ROTH's death during the period of his employment hereunder, ROTH's Estate or designated beneficiaries, shall continue to receive annual compensation equal to ROTH's then current base salary for a period of one (1) year following ROTH's death; provided, however, that any such payment shall be reduced by any ASR provided survivor benefits payable during such period, calculated on the assumption that such benefits shall be paid over the longest period for payment of survivor benefits which my be permitted under the terms of the insurance plan.

Any termination by ASR on account of ROTH's disability shall be communicated by a "Notice of Disability Termination" for purposes of this Agreement, a Notice of Disability Termination shall mean a written notice which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of ROTH's employment under this section. For purposes of this Agreement, no purported termination by ASR shall be effective without such notice of disability termination.

ARTICLE VI
DISCHARGE FOR CAUSE

ASR shall have the right to terminate the employment of ROTH for cause. If ASR exercises such right, its obligations under this Agreement to make any further

payments to ROTH shall thereupon cease and terminate. As used herein, the term "cause" shall be limited to:

a. Action by ROTH involving willful malfeasance

ARTICLE VII
EXPENSES

ROTH is authorized to incur reasonable expenses for promoting the business of ASR, including reasonable expenses for travel and similar items. All expenses will be reimbursed within 30 days of submission by ROTH.

ARTICLE VIII
EMPLOYEE BENEFITS

ROTH shall be included (at the expense of ASR) under any and all plans providing benefits for its employees. Roth shall be provided Full Health Insurance for him and his family at the expense of ASR.

ROTH shall be included in all incentives, pension, profit-sharing, bonus, stock option, or other similar or comparable plans applicable to senior executives of ASR.

ARTICLE IX

ROTH shall have the absolute ownership of any shares of stock referred to herein, including the right to vote the same and receive dividends thereon.

ARTICLE X
SEVERABILITY

If any provision of this agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

ARTICLE XI
ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of ROTH and the assigns and successors of ASR, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by ROTH or by ASR.

ARTICLE XII
ENTIRE AGREEMENT

This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements, or understandings between ASR and ROTH with respect to the subject matter hereof. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

ARTICLE XIII
AUTHORITY

Each of the parties hereto represents and warrants that such party has all requisite power as authority to enter into this Agreement and to perform such parties' respective obligations hereunder.

ARTICLE IV
GOVENRING LAW

This Agreement shall be construed, interpreted, and governed in accordance with the laws of Florida, without reference to rules relating to conflicts of the law.

ARTICLE XV
COUNTERPARTS

This Agreement may be signed by both parties in counterparts, each of which shall be deemed by original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, ASR has caused this Agreement to be duly executed and ROTH has hereunto set his hand, this ___ day of September, 2009.

American Scientific Resources, Inc.

By: ______________________ Date: 9/9/09
Dr. Christopher F. Tirotta, MD, MBA

______________________ Date: 9/9/09
Jason M. Roth